As filed with the Securities and Exchange Commission on June 20, 1996
             Registration No. 333______and Registration No. 33-53048


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                       AND
                                 POST-EFFECTIVE
                                 AMENDMENT NO. 2
                                   TO FORM S-3
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                       COUNTRYWIDE CREDIT INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                                             13-2641992
 (State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                              155 North Lake Avenue
                           Pasadena, California 91101
                                 (818) 304-8400
                        (Address, including zip code, and
                           telephone number, including
                           area code, of registrant's
                               principal executive
                                    offices)


                                SANDOR E. SAMUELS
                          General Counsel and Secretary
                       Countrywide Credit Industries, Inc.
                              155 North Lake Avenue
                           Pasadena, California 91101
                                 (818) 304-8400
     (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               -------------------

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
                               -------------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:

         If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:

                                                -------------------


(Cover, continued)


                                          CALCULATION OF REGISTRATION FEE


- --------------------------- -------------------------- -------------------------- -------------------------- ----------------------

      Title of each              Maximum amount                Proposed                   Proposed
   class of securities                to be                maximum offering                maximum                  Amount of
     to be registered              registered             price per unit (1)         aggregate offering        registration fee (1)
                                                                                          price (1)

- --------------------------- -------------------------- -------------------------- -------------------------- ----------------------
- --------------------------- -------------------------- -------------------------- -------------------------- ----------------------


      Common Stock,             9,500,000 shares                $24.05                  $228,475,000                $78,784.48
    $.05 par value (2)

- --------------------------- -------------------------- -------------------------- -------------------------- ----------------------


(1)  Estimated  solely for the  purpose of  calculating  the  registration  fee.
Pursuant to Rule 457 (c), the fee is calculated upon the basis of the average of the high and low prices of the Common Stock on June 17, 1996, as reported on the New York Stock Exchange Composite Tape.

(2) This Registration Statement also applies to associated Preferred Stock purchase rights under the stockholders' rights agreement of Countrywide Credit
Industries, Inc., which, prior to the occurrence of certain events, are attached to and tradeable only with the shares of Common Stock registered hereby. No registration fees are required for such rights, as they will be issued for no additional consideration.


- -----------------------------


     This document is both a Registration Statement on Form S-3 (the "Registration Statement") and Post-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-3 (No. 33-53048) which became effective on
October 30, 1992 (the "Prior Registration Statement"). Pursuant to Rule 429 under the Securities Act of 1933, as amended (the "Act"), the Prospectus included herein is a combined prospectus relating to the Registration Statement and to the Prior Registration Statement. The Prospectus included herein relates to the 9,500,000 shares of Common Stock covered by the Registration Statement, as well as to the 708,256 shares of Common Stock (and associated Preferred Stock purchase rights) which remain unissued under the Prior Registration Statement (the "Previously Registered Shares"). The Registrant has already paid a registration fee of $3,701.17 in connection with the registration of the Previously Registered Shares (the "Prior Registration Fee"). The Prior
Registration Fee was calculated pursuant to Rule 457(c) on the basis of a maximum offering price per share of $23.6875 which was the average of the high and low prices of the Common Stock on October 5, 1992, as reported on the New York Stock Exchange Composite Tape.
- ------------------------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                   SUBJECT TO COMPLETION, DATED JUNE 20, 1996


- -------------------------------------------------------------------------------
                                   PROSPECTUS
- -------------------------------------------------------------------------------


                       COUNTRYWIDE CREDIT INDUSTRIES, INC.
                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN


The Dividend Reinvestment and Stock Purchase Plan (the "Plan") of Countrywide Credit Industries, Inc. (the "Company") as in effect beginning ________________, 1996, provides holders of record and beneficial owners of shares of Common Stock, $.05 par value, of the Company (the "Common Stock") with a simple and convenient method of investing cash dividends in additional shares of stock and making optional cash purchases of additional shares of stock. A discount of 0% to 5% (the "Discount") off the market price (as determined in accordance with the Plan) may be established by the Company in its sole discretion each month after a review of current market conditions, the level of participation in the Plan and the Company's current and projected capital needs.

Brokers and nominees may reinvest dividends and make optional cash payments on behalf of beneficial owners. Those holders of Common Stock who do not participate in the Plan will receive cash dividends, as declared, in the usual manner.

To enroll in the Plan, simply complete the Authorization Form and return it to the Plan Administrator (as defined in Question 4). Enrollment in the Plan is entirely voluntary and participants in the Plan may terminate their participation at any time. Shareholders who are presently enrolled in the existing Countrywide Credit Industries, Inc. Dividend Reinvestment Plan will continue to be enrolled in the Plan unless you notify the Company otherwise. Effective _______________, 1996, the Plan amends and restates in its entirety the existing Countrywide Credit Industries, Inc. Dividend Reinvestment Plan. Shareholders who are not participants in the Plan and who do not want to become participants need do nothing and will continue to receive their cash dividends, if and when declared, as usual.

A participant in the Plan may obtain additional shares of Common Stock by:

     o reinvesting dividends on all or part of the shares of Common Stock held by the participant.
     o making optional cash payments of not less than $100 up to $3,000 per month whether or not dividends on shares held by the participant are being reinvested.
     o making optional cash payments in excess of $3,000 per month with the permission of the Company whether or not dividends on shares held by the participant are being reinvested.

Optional cash payments in excess of $3,000 may be made only pursuant to an accepted request for waiver. It is expected that a portion of the shares of Common Stock available for issuance under the Plan will be issued pursuant to such waivers. Each month, at least three business days prior to the related record date, the Company will establish the Threshold Price, if any (as defined in Question 18), applicable to optional cash payments that exceed $3,000. The price to be paid for shares of Common Stock purchased under the Plan in excess of $3,000 pursuant to the optional cash payment feature of the Plan will be a price reflecting a discount of 0% to 5% from the market price (as determined in accordance with the Plan). There is no pre-established maximum limit applicable to optional cash payments that may be made pursuant to accepted requests for waiver. Optional cash payments that do not exceed $3,000 and the reinvestment of dividends in additional shares of Common Stock will not be subject to the Threshold Price, if any. Participants in the Plan may request that any or all of their shares held in Plan accounts be sold by the Plan Administrator. See Question 27.

To the extent that shares of Common Stock issued hereunder are authorized but previously unissued shares or treasury shares rather than shares acquired in the open market, the Plan will raise additional capital for the Company. The Company currently intends to issue such shares and, therefore, the Plan is expected to raise capital for the Company. Each month a portion of the shares available for issuance under the Plan may be purchased by owners of shares (including brokers or dealers) who, in connection with any resales of such shares, may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

From time to time, financial intermediaries, including brokers and dealers, may engage in positioning transactions in order to benefit from the discount from market price of the Common Stock acquired through the reinvestment of dividends under the Plan. Such transactions may cause fluctuations in the trading volume of the Common Stock. Financial intermediaries which engage in positioning transactions may be deemed to be underwriters within the meaning of the Securities Act.

This Prospectus relates to 10,208,256 shares of Common Stock offered hereby and registered for sale under the Plan. Participants should retain this Prospectus for future reference.

The outstanding shares of Common Stock are, and the shares received pursuant to the Plan will be, listed on the New York Stock Exchange ("NYSE") and the Pacific Stock Exchange.



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


          THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED
                 ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY
                   REPRESENTATION TO THE CONTRARY IS UNLAWFUL.



                  The date of this Prospectus is July __, 1996

- ------------------------------------------------------------------------------
Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof.
- ------------------------------------------------------------------------------



                                TABLE OF CONTENTS


Available Information........................................................4
Incorporation of Certain Documents by Reference..............................4
Countrywide Credit Industries, Inc...........................................4
Summary of Plan..............................................................5
The Plan.....................................................................6
Purposes.....................................................................6
Options Available to Participants............................................7
Advantages and Disadvantages.................................................7
Administration...............................................................9
Participation................................................................9
Purchases and Prices of Shares..............................................12
Reports to Participants.....................................................18
Dividends on Fractions......................................................18
Certificates for Common Shares..............................................18
Sales of Shares, Withdrawals and Termination................................18
Other Information...........................................................20
Dividends...................................................................24
Use of Proceeds.............................................................24
Plan of Distribution........................................................24
Legal Matters...............................................................25
Experts.....................................................................25
Glossary....................................................................26
Schedule A..................................................................28

                              AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information concerning the Company can be inspected at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices of the Commission: New York (7 World Trade Center, 13th Floor, New York, New York 10048), and Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661), and copies of such material can be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Reports, proxy statements and other information concerning the Company also may be inspected at the offices of the NYSE and the Pacific Stock Exchange where the Company's Common Stock is listed. This Prospectus does not contain all information set forth in the Registration Statement and Exhibits thereto which the Company has filed with the Commission under the Securities Act and to which reference is hereby made.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the Commission by the Company are incorporated by reference in this Prospectus: (1) The Company's Annual Report on Form 10-K for the year ended February 29, 1996 and (2) the description of the Common Stock (and associated Preferred Stock purchase rights) contained in the Company's registration statements under Section 12 of the Exchange Act and all amendments and reports filed for the purpose of updating that description.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Any person receiving a copy of this Prospectus may obtain without charge, upon request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents unless such exhibits are specifically incorporated by reference into the information this Prospectus incorporates. Written requests should be addressed to Investor Relations, Countrywide Credit Industries, Inc., 155 North Lake Avenue, P.O. Box 7137, Pasadena, California 91109-7137. Telephone requests may be directed to Investor Relations at (818) 304-7523.

                       COUNTRYWIDE CREDIT INDUSTRIES, INC.

The Company is a holding company which, through its principal subsidiary Countrywide Home Loans, Inc. ("CHL"), formerly known as Countrywide Funding Corporation, is engaged primarily in the mortgage banking business, and as such originates, purchases, sells and services mortgage loans. The Company's mortgage loans are principally prime credit quality first-lien mortgage loans secured by single- (one to four) family residences. The Company also offers home equity loans both in conjunction with newly produced first-lien mortgages and as a separate product, and sub-prime credit quality first-lien single-family mortgage loans. The Company, through its other wholly-owned subsidiaries, offers products and services complementary to its mortgage banking business. A subsidiary of the Company trades to other broker-dealers and institutional investors mortgage-backed securities and other mortgage-related assets. In addition, a subsidiary of the Company receives fee income for managing the operations of CWM Mortgage Holdings, Inc. ("CWM"), a real estate investment trust whose shares are traded on the NYSE. CWM conducts real estate lending activities and has an affiliate engaged in the operation of a jumbo and non-conforming mortgage loan conduit. The Company also has a subsidiary which acts as an agent in the sale of insurance, including homeowners, fire, flood, earthquake, mortgage life and disability, to CHL's mortgagors and others. Another subsidiary of the Company earns fee income by brokering servicing contracts owned by other mortgage lenders and loan servicers. The Company also has a subsidiary that acts as a provider of various title insurance and escrow services in the capacity of an agent rather than an underwriter. The Company's principal executive office is located at 155 North Lake Avenue, Pasadena, California 91101, telephone (818) 304-8400.

                                 SUMMARY OF PLAN

The Plan as in effect beginning ____________, 1996, provides owners of Common Stock with a simple and convenient method of investing cash dividends and optional cash payments in additional shares of Common Stock without payment of any brokerage commission or service charge. The Company may in its sole discretion establish a discount each month ranging from 0% to 5% (the "Discount") of the Market Price (as defined in Question 13) that would otherwise be applicable. The Discount may vary from time to time and may also vary with the category of participant. The Discount, if any, will be established after a review of current market conditions, the level of participation in the Plan and the Company's current and projected capital needs.

Subject to the availability of shares of Common Stock registered for issuance under the Plan, there is no minimum or maximum limitation on the amount of dividends a Participant may reinvest under the Plan. See Question 2.

Participants electing to invest optional cash payments in additional shares of Common Stock are subject to a minimum per month purchase limit of $100 and a maximum per month purchase limit of $3,000 (subject to waiver). See Question 18. Optional cash payments in excess of $3,000 may be made only upon acceptance by the Company of a completed Request for Waiver form from a Participant. "Request for Waiver" means a written request from a Participant to make optional cash payment in excess of $3,000. See Question 18. Each month, at least three business days prior to each Record Date (as defined in Question 19), the Company will establish the Discount and Threshold Price, if any (as defined in Question
18), applicable to optional cash payments that exceed $3,000. The term "business day" means any day other than Saturday, Sunday or legal holiday on which NYSE is closed or a day on which the Plan Administrator is authorized or obligated by law to close. With respect to optional cash payments that exceed $3,000 only, for each Trading Day of the related Pricing Period (each as defined in Question
13) on which the Threshold Price is not satisfied, one-tenth of a Participant's optional cash payment will be returned without interest. Optional cash payments that do not exceed $3,000 and the reinvestment of dividends in additional shares of Common Stock will not be subject to the Threshold Price, if any. Optional cash payments of less than $100 and that portion of any optional cash payment which exceeds the maximum monthly purchase limit of $3,000, unless such limit has been waived, are subject to return to the Participant without interest.

Subject to the availability of shares of Common Stock registered for issuance under the Plan, there is no total maximum number of shares that can be issued pursuant to the reinvestment of dividends and no pre-established maximum limit applies to optional cash payments that may be made pursuant to Requests for Waiver. As of the date hereof, 10,208,256 shares of Common Stock have been registered and are available for sale under the Plan.

The Company expects to grant Requests for Waiver to financial intermediaries, including brokers and dealers, and other Participants in the future. Grants of Requests for Waiver will be made in the sole and absolute discretion of the Company based on a variety of factors, which may include: the Company's current and projected capital needs, the alternatives available to the Company to meet those needs, prevailing market prices for the Common Stock and other Company securities, general economic and market conditions, expected aberrations in the price or trading volume of the Common Stock, the potential disruption of the price of the Common Stock by a financial intermediary, the number of shares of Common Stock held by the Participant submitting the Request for Waiver, the past actions of a Participant under the Plan, the aggregate amount of optional cash payments for which such waivers have been submitted and the administrative constraints associated with granting such waivers. If Requests for Waiver are granted, a portion of the shares available for issuance under the Plan will be purchased by Participants (including brokers or dealers) who, in connection with any resales of such shares, may be deemed to be underwriters within the meaning of the Securities Act. To the extent that Requests for Waiver are granted, it is expected that a greater number of shares will be issued under the optional cash payment feature of the Plan as opposed to the dividend reinvestment feature of the Plan. If such requests are submitted for any Investment Date (as defined in Question 19) for aggregate amount in excess of the amount the Company is then willing to accept, the Company may honor such requests in order of receipt, pro rata or by any other method which the Company determines to be appropriate.

Financial intermediaries may purchase a significant portion of the shares of Common Stock issued pursuant to the optional cash payment feature of the Plan. The Company does not have any formal or informal understanding with any such organizations and, therefore, the extent of such financial intermediaries' participation under the Plan cannot be estimated at this time. Participants that are financial intermediaries that acquire shares of Common Stock under the Plan with a view to distribution of such shares or that offer or sell shares for the Company in connection with the Plan may be deemed to be underwriters within the meaning of the Securities Act.

From time to time, financial intermediaries, including brokers and dealers, may engage in positioning transactions depending on the discount level from the Market Price of the shares of Common Stock acquired through the reinvestment of dividends under the Plan. Such transactions may cause fluctuations in the trading volume of the Common Stock. Financial intermediaries which engage in positioning transactions may be deemed to be underwriters within the meaning of the Securities Act. The Plan is intended for the benefit of investors in the Company and not for individuals or investors who engage in transactions which may cause aberrations in the price or trading volume of the Common Stock.

                                    THE PLAN

The Plan was adopted and approved by the Board of Directors of the Company on November 15, 1995 and amended on June 17, 1996. Effective ______________, 1996, the Plan amends and restates in its entirety the existing Countrywide Credit Industries, Inc. Dividend Reinvestment Plan originally adopted and approved by Board of Directors of the Company on March 24, 1992 (the "Original Plan"). Because the Company currently expects to continue the Plan indefinitely, it expects to authorize for issuance and register under the Securities Act additional shares from time to time as necessary for purposes of the Plan. The following questions and answers explain and constitute the Plan as in effect beginning ___________________, 1996. Shareholders who do not participate in the Plan will receive cash dividends, as declared, and paid in the usual manner. A person participating in the Original Plan will be enrolled automatically in the Plan, unless the person gives written notice to the contrary.


PurposeS

1.       What are the purposes of the Plan?

         The Plan provides eligible holders of shares of Common Stock with a simple and convenient method of increasing their investment in the
         Company by investing cash dividends and optional cash payments in additional shares of Common Stock without payment of any brokerage commission or service charge. See Question 5 for a description of the holders who are eligible to participate in the Plan. The Plan may also be used by the Company to raise additional capital through the sale each month of a portion of the shares available for issuance under the Plan to owners of shares (including brokers or dealers). Any owners who so purchase shares may be deemed to be underwriters in connection with resales of such shares. These sales will be effected in substantial part through the Company's ability to waive limitations applicable to the amounts which Participants (as defined in Question 2) may invest pursuant to the Plan's optional cash payment feature. See Question 18 for information concerning limitations applicable to optional cash payments and certain of the factors considered by the Company in granting waivers. The Plan provides that shares of Common Stock to be issued hereunder may be (i) previously unissued or treasury shares, or
         (ii), subject to prior approval by the Company's Board of Directors, shares acquired in the open market. To the extent that shares of Common Stock issued hereunder are authorized but previously unissued shares or treasury shares rather than shares acquired in the open market, the Plan will raise additional capital for the Company. These additional funds will be used for general corporate purposes. From time to time, financial intermediaries may engage in positioning transactions depending on the discount level from the Market Price of the shares of Common Stock acquired through the reinvestment of dividends under the Plan. Such transactions may cause fluctuations in the trading volume of the Common Stock.

         The Plan is intended for the benefit of investors in the Company and not for individuals or investors who engage in transactions which may cause aberrations in the price or trading volume of Common Stock. The Company reserves the right to modify, suspend or terminate participation in the Plan by otherwise eligible holders of Common Stock in order to eliminate practices which are not consistent with the purposes of the Plan.

                        OPTIONS AVAILABLE TO PARTICIPANTS

2.       What options are available to enrolled Participants?

         Eligible holders of Common Stock who wish to participate in the Plan (each a "Participant") may elect to have cash dividends paid on all or a portion of their shares of Common Stock automatically reinvested in additional shares of Common Stock. Cash dividends are paid on the Common Stock when and as declared by the Company's Board of Directors. Subject to the availability of shares of Common Stock registered for issuance under the Plan, there is no minimum or maximum limitation on the amount of dividends a Participant may reinvest under the dividend reinvestment feature of the Plan.

         Each month Participants may also elect to invest optional cash payments in additional shares of Common Stock, subject to a minimum per month purchase limit of $100 and a maximum per month purchase limit of $3,000, subject to waiver. See Question 18 for information concerning limitations applicable to optional cash payments and the availability of waivers with respect to such limitations. Participants may make optional cash payments in any month even if dividends on their shares of Common Stock are not being reinvested and whether or not a dividend has been declared.


Advantages AND DISADVANTAGES

3.       What are the advantages and disadvantages of the Plan?

         .........Advantages:

     (a) The Plan provides Participants with the opportunity to reinvest cash dividends paid on all or a portion of their shares of Common Stock in additional shares of Common Stock.

     (b) The Plan provides Participants with the opportunity to make monthly investments of optional cash payments, subject to minimum and maximum amounts, for the purchase of additional shares of Common Stock.

     (c) No brokerage commissions or services charges are paid by Participants in connection with any purchase of shares made under the Plan.

     (d) Shares may be offered from time to time at a Discount from the Market Price ranging from 0% up to 5%. The Discount may vary among different categories of purchasers. See Question 13.

     (e) Subject to the availability of shares of Common Stock registered for issuance under the Plan, all cash dividends paid on Participants' shares can be fully invested in additional shares of Common Stock because the Plan permits fractional shares to be credited to Plan accounts. Dividends on such fractional shares, as well as on whole shares, will also be reinvested in additional shares which will be credited to Plan accounts.

     (f) The Plan Administrator, at no charge to Participants, provides for the safekeeping of stock certificates for shares credited to each Plan account.

     (g) Periodic statements reflecting all current activity, including share purchases and latest Plan account balance, simplify Participants' record keeping. See Question 23 for information concerning reports to Participants.
         .........Disadvantages:

     (a) No interest will be paid by the Company or the Plan Administrator on dividends or optional cash payments held pending reinvestment or investment. See Question 12. In addition, optional cash payments in excess of $3,000 may be subject to return to the Participant without interest if the Threshold Price, if any, is not met for any Trading Day during the related Pricing Period. See Question 18.

     (b) The actual number of shares to be issued to a Participant's Plan account will not be determined until after the end of the relevant Pricing
Period. Therefore, during the Pricing Period, Participants will not know the actual number of shares they have purchased.

     (c) Even if a Discount from the Market Price is in effect during the Pricing Period, the Market Price, as so discounted, may exceed the price at which shares of the Common Stock are trading on the Investment Date (as defined in Questions 14 and 19) when the shares are issued or thereafter.

     (d) Because optional cash payments must be received by the Plan Administrator prior to the related Pricing Period, such payments may be exposed to changes in market conditions for a longer period of time than in the case of typical secondary market transactions. In addition, optional cash payments, once received by the Plan Administrator, will not be returned to Participants unless a written request is directed to the Plan Administrator at least five business days prior to the record date for the Investment Date with respect to which optional cash payments have been delivered by such Participant. See Questions 19 and 21.

     (e) Resales of shares of Common Stock credited to a Participant's account under the Plan will involve a nominal fee per transaction paid to the Plan Administrator (if such resale is made by the Plan Administrator at the request of a Participant), a brokerage commission and any applicable stock transfer taxes on the resales. See Questions 22 and 27.

                                 ADMINISTRATION

4.       Who administers the Plan?

         The Company has retained The Bank of New York, as plan administrator (the "Plan Administrator"), to administer the Plan, keep records, send statements of account activity to each Participant and perform other duties relating to the Plan. See Question 23 for information concerning reports to Participants. Shares purchased under the Plan and held by the Plan Administrator will be registered in the Plan Administrator's name or the name of its nominee for the benefit of the Participants. If the Plan Administrator resigns or otherwise ceases to act as plan administrator, the Company will appoint a new plan administrator to administer the Plan. See Question 35.

         The Bank of New York also acts as dividend disbursing agent, transfer agent and registrar for the Common Stock and is the trustee for securities issued by CWMBS, Inc., a subsidiary of the Company.


Participation

         For purposes of this section, responses will generally be based upon the method by which the shareholder holds his or her shares of Common Stock. Generally, shareholders are either Record Owners or Beneficial Owners. A "Record Owner" is a shareholder who owns shares of Common Stock in his or her own name. A "Beneficial Owner" is a shareholder who beneficially owns shares of Common Stock that are registered in a name other than his or her own name (for example, the shares are held in the name of a broker, bank or other nominee). A Record Owner may participate directly in the Plan, whereas a Beneficial Owner will have to either become a Record Owner by having one or more shares transferred into his or her own name or coordinate his or her participation in the Plan through the broker, bank or other nominee in whose name the Beneficial Owner's shares are held. If a Beneficial Owner who desires to become a Participant encounters any difficulties in coordinating his or her participation in the Plan with his or her broker, bank or other nominee, he or she should call the Company's Investor Relations department at (818) 304-7523.

5.       Who is eligible to participate?

         All Record Owners or Beneficial Owners of at least one share of Common Stock are eligible to participate in the Plan. A Record Owner may participate directly in the Plan. A Beneficial Owner must either become a Record Owner by having one or more shares transferred into his or her own name or arrange with the broker, bank or other nominee who is the record holder to participate on his or her behalf. See Question 6.

         The right to participate in the Plan is not transferable to another person apart from a transfer of a Participant's underlying shares of Common Stock. Shareholders who reside in jurisdictions in which it is unlawful for the Company to permit their participation are not eligible to participate in the Plan.

6.       How does an eligible shareholder participate?

         Record Owners may join the Plan by completing and signing an Authorization Form and returning it to the Plan Administrator. Authorization Forms may be obtained at any time by written request to The Bank of New York, Investor Relations, P.O. Box 11258, Church Street Station, New York, New York 10286-1258, or by telephoning the Plan Administrator at (800) 524-4458.

         Beneficial Owners who wish to join the Plan must instruct their brokers, banks or other nominees to complete and sign the Authorization Form and return it to the Plan Administrator. The broker, bank or other nominee will forward the completed Authorization Form to its securities depository, and the securities depository will provide the Plan Administrator with the information necessary to allow the Beneficial Owner to participate in the Plan. See Questions 8 and 17 for a discussion of the Broker and Nominee form (the "B&N Form"), which is required to be used for optional cash payments of a Beneficial Owner whose broker, bank or other nominee holds the Beneficial Owner's shares in the name of a major securities depository.

         If a Record Owner or the broker, bank or other nominee for a Beneficial Owner returns a properly executed Authorization Form without electing an investment option, such Authorization Form will be deemed to indicate the intention of such Record Owner or Beneficial Owner, as the case may be, to apply all cash dividends and optional cash payments, if any are made, toward the purchase of additional shares of Common Stock. See Question 7 for investment options.

7.       What does the Authorization Form provide?

         The Authorization Form appoints the Plan Administrator as agent for the Participant and directs the Company to pay to the Plan Administrator each Participant's cash dividends on all or a specified number of shares of Common Stock owned by the Participant ("Participating Shares"), as well as on all whole and fractional shares of Common Stock credited to a Participant's Plan account ("Plan Shares"). The Authorization Form directs the Plan Administrator to purchase on the Investment Date (or, in the case of open market purchases, as soon as thereafter as determined by the Plan Administrator) additional shares of Common Stock with such dividends and optional cash payments, if any, made by the Participant. See Questions 8 and 17 for a discussion of the B&N Form which is required to be used for optional cash payments of a Beneficial Owner whose broker, bank or other nominee holds the Beneficial Owner's shares in the name of a major securities depository. The Authorization Form also directs the Plan Administrator to reinvest automatically all subsequent dividends on Plan Shares. Dividends will continue to be reinvested on the number of Participating Shares and on all Plan Shares until the Participant specifies otherwise by contacting the Plan Administrator, withdraws from the Plan (see Questions 28 and
         29) or the Plan is terminated. See Question 6 for additional information about the Authorization Form.

         The Authorization Form provides for the purchase of additional shares of Common Stock through the following investment options:

                  (1) If "Full Dividend Reinvestment" is elected, the Plan Administrator will apply all cash dividends on all shares of Common Stock then or subsequently registered in the Participant's name, and all cash dividends on all Plan Shares, together with any optional cash payments, toward the purchase of additional shares of Common Stock.

                  (2) If "Partial Dividend Reinvestment" is elected, the Plan Administrator will apply all cash dividends on only the number of Participating Shares registered in the Participant's name and specified on the Authorization Form and all cash dividends on all Plan Shares, together with any optional cash payments, toward the purchase of additional shares of Common Stock.

                  (3) If "Optional Cash Payments Only" is elected, the Participant will continue to receive cash dividends on shares of Common Stock registered in that Participant's name in the usual manner. However, the Plan Administrator will apply any optional cash payments received from the Participant, together with all cash dividends on all Plan Shares, toward the purchase of additional shares of Common Stock.

         Each Participant may select any one of these three options. In each case, dividends will be reinvested on all Participating Shares and on all Plan Shares held in the Plan account, including dividends on shares of Common Stock purchased with any optional cash payments, until a Participant specifies otherwise by contacting the Plan Administrator, withdraws from the Plan altogether (see Questions 28 and 29) or until the Plan is terminated. If a Participant would prefer to receive cash payments of dividends paid on Plan Shares rather than reinvest such dividends, those shares must be withdrawn from the Plan by written notification to the Plan Administrator. See Questions 28 and 29 regarding withdrawal of Plan Shares.

         IF YOU RETURN AN AUTHORIZATION FORM BUT MAKE NO SELECTION, YOU WILL BE ENROLLED AS HAVING SELECTED FULL DIVIDEND REINVESTMENT.

         Participants may change their investment options at any time by requesting a new Authorization Form and returning it to the Plan Administrator at the address set forth in Question 39. See Question 12 for the effective date for any change in investment options.

8.       What does the B&N Form provide?

         The B&N Form provides the only means by which a broker, bank or other nominee holding shares of a Beneficial Owner in the name of a major securities depository may invest optional cash payments on behalf of such Beneficial Owner. A B&N Form must be delivered to the Plan
         Administrator each time that such broker, bank or other nominee transmits optional cash payments on behalf of a Beneficial Owner. B&N Forms will be furnished at any time upon request to the Plan Administrator at the address or telephone number specified in Question 39.

         Prior to submitting the B&N Form, the broker, bank or other nominee for a Beneficial Owner must submit a completed Authorization Form on behalf of the Beneficial Owner. See Questions 6 and 7.

         The B&N Form and appropriate instructions must be received by the Plan Administrator not later than the applicable Record Date or the optional cash payment will not be invested until the following Investment Date.

9.       Is partial participation possible under the Plan?

         Yes. Record Owners or the broker, bank or other nominee for Beneficial Owners may designate on the Authorization Form a number of shares for which dividends are to be reinvested. Dividends will thereafter be reinvested only on the number of shares specified, and the Record Owner or Beneficial Owner, as the case may be, will continue to receive cash dividends on the remainder of the shares.

10.      When may an eligible shareholder join the Plan?

         A Record Owner or a Beneficial Owner may join the Plan at any time. Once in the Plan, a Participant remains in the Plan until he or she withdraws from the Plan, the Company terminates his or her participation in the Plan or the Company terminates the Plan. See Question 29 regarding withdrawal from the Plan.

11. Will a shareholder presently enrolled in the Original Plan continue to be enrolled in the Plan?
         Yes. A shareholder enrolled in the Original Plan will continue to be enrolled in the Plan in accordance with the investment option chosen under the Original Plan, provided he or she is an eligible shareholder as set forth in Question 5, and thus entitled to participate in the Plan.

         If an eligible shareholder enrolled in the Original Plan does not wish to participate in the Plan, he or she should withdraw from the Plan in the manner described in Questions 28 and 29. If an eligible shareholder wishes to change the nature of his or her participation from that in the Original Plan, he or she should return an Authorization Form as described in Question 6. If an eligible shareholder enrolled in the Original Plan does not wish to withdraw or change the nature of his or her participation, he or she will be continued in the Plan and the nature of his or her participation will not be changed until he or she elects to change his or her investment option under the Plan.


Purchases and Prices of Shares

12. When will dividends be reinvested and/or optional cash payments be invested?

         Purchases of shares of Common Stock will be made on the Investment Date (as defined in Questions 14 and 19) in each month or, in the case of open market purchases, as soon thereafter as determined by the Plan Administrator.

         When open market purchases are made by the Plan Administrator, such purchases may be made on any securities exchange where the shares are traded, in the over-the-counter market or by negotiated transactions, and may be subject to such terms with respect to price, delivery and other matters as agreed to by the Plan Administrator. Neither the Company nor any Participant shall have any authorization or power to direct the time or price at which shares will be purchased or the selection of the broker or dealer through or from whom purchases are to be made by the Plan Administrator. However, when open market purchases are made by the Plan Administrator, the Plan Administrator shall use its best efforts to purchase the shares at the lowest possible price.

         If the Authorization Form is received prior to the Record Date for a dividend payment, the election to reinvest dividends will begin with that dividend payment. If the Authorization Form is received on or after any such Record Date, reinvestment of dividends will begin on the dividend payment date following the next Record Date if the Participant is still a shareholder of record. Record Dates for payment of dividends normally precede payment dates by approximately three weeks. See Question 19 for information as to when optional cash payments must be received to be invested on each Investment Date.

         Shares will be allocated and credited to Participants' accounts as follows: (1) shares purchased from the Company will be allocated and credited on the appropriate Investment Date; and (2) shares purchased in open market transactions will be allocated and credited as of the date on which the Plan Administrator completes the purchases of the aggregate number of shares to be purchased on behalf of all Participants with dividends to be reinvested or optional cash payments, as the case may be, during the month.

         NO INTEREST WILL BE PAID ON CASH DIVIDENDS OR OPTIONAL CASH PAYMENTS PENDING INVESTMENT OR REINVESTMENT UNDER THE TERMS OF THE PLAN. SINCE NO INTEREST IS PAID ON CASH HELD BY THE PLAN ADMINISTRATOR, IT NORMALLY WILL BE IN THE BEST INTEREST OF A PARTICIPANT TO DEFER OPTIONAL CASH PAYMENTS UNTIL SHORTLY BEFORE COMMENCEMENT OF THE PRICING PERIOD.


13. What will be the price to Participants of shares purchased under the Plan?

         The price per share of Common Stock acquired directly from the Company with reinvested dividends and optional cash payments that do not exceed $3,000 will be the average of the high and low sales prices, computed to four decimal places, of the Common Stock on the NYSE for the ten Trading Days immediately preceding the relevant Investment Date (as defined in Questions 14 and 19 below) less any Discount that may be established by the Company in its sole discretion. A "Trading Day" means a day on which trades in the Common Stock are reported on the NYSE. The period encompassing the ten Trading Days which relate to an Investment Date constitutes the relevant "Pricing Period."

         The price per share of Common Stock acquired through open market purchases with reinvested dividends and optional cash payments that do not exceed $3,000 will be the weighted average of the actual prices paid, computed to four decimal places, for all the Common Stock purchased by the Plan Administrator less any Discount that may be established by the Company in its sole discretion.

         See  Question  18  for  additional   discussion  of  the  Market  Price
applicable to optional cash payments in excess of $3,000.

         Each month, at least three business days prior to the applicable Record Date, the Company in its sole discretion may establish a Discount for each of the three categories of Participants listed below from the Market Price that otherwise would be applicable. Each such Discount will range from 0% to 5% of the Market Price as otherwise determined under the Plan and may vary each month. A Discount may be established in the Company's sole discretion after a review of current market conditions, the level of participation in the Plan, and current and projected capital needs.

         A Discount may apply from time to time, in the Company's sole discretion, to any one or more of the following categories of Participants electing the following options: (a) those who reinvest dividends, (b) those who make optional cash payments in the $100 to $3,000 range, and (c) those who make optional cash payments in excess of $3,000 pursuant to a Request for Waiver. If established, the Discount will apply uniformly during each month for all Participants within any category, but it may vary from 0% to 5% among categories.

         Participants may ascertain the Discount applicable to the next Pricing Period by contacting the Company's Investor Relations department at
         (818) 304-7523. Setting a Discount for a particular month will not affect the setting of a Discount for any subsequent month.

         All references in the Plan to the "Market Price" for both dividend reinvestment and optional cash payments which will be invested in Common Stock acquired directly from the Company shall mean the average of the daily high and low sales prices, computed to four decimal places, of the Common Stock as reported on the NYSE during the related Pricing Period (as defined above). With respect to both dividend reinvestment and optional cash payments which will be reinvested in Common Stock purchased in the open market, "Market Price" shall mean the weighted average of the actual prices paid, computed to four decimal places, for all of the Common Stock purchased by the Plan Administrator as soon after the related Investment Date as the Plan Administrator determines.

14. What are the Record Dates and Investment Dates for dividend reinvestment?

         For the reinvestment of dividends, the "Record Date" is the record date established by the Board of Directors for such dividends. Likewise, the dividend payment date established by the Board of Directors constitutes the "Investment Date" applicable to the reinvestment of such dividends with respect to Common Stock acquired directly from the Company, except that if any such date is not a business day, the first business day immediately following such date shall be the Investment Date. Dividends will be reinvested on the Investment Date or, in the case of open market purchases, as soon thereafter as determined by the Plan Administrator, using the applicable Market Price (as defined in Question 13). Generally, record dates for quarterly dividends on the Common Stock will precede the dividend payment dates by approximately three weeks. See Schedule A for a list of the anticipated future dividend record dates and payment dates. Please refer to Question 19 for a discussion of the Record Dates and Investment Dates applicable to optional cash payments.

         There can be no assurance as to the declaration or payment of dividends, and nothing contained in the Plan obligates the Company to declare or pay any dividends. The Plan does not represent a change in the Company's dividend policy or a guarantee of future dividends, which will continue to be determined by the Board of Directors based upon the Company's earnings, financial condition and other factors.

15. How will the number of shares purchased for a Participant be determined?

         A Participant's account in the Plan will be credited with the number of shares, including fractions computed to four decimal places, equal to the total amount to be invested on behalf of such Participant divided by the purchase price per share as calculated pursuant to the methods described in Question 13, as applicable. The total amount to be invested will depend on the amount of any dividends paid on the number of Participating Shares and Plan Shares in such Participant's Plan account and available for investment on the related Investment Date and the amount of any optional cash payments made by such Participant and available for investment on the related Investment Date. Subject to the availability of shares of Common Stock registered for issuance under the Plan, there is no total maximum number of shares available for issuance pursuant to the reinvestment of dividends.

16.      What is the source of Common Stock purchased under the Plan?

         Plan Shares will be purchased either directly from the Company, in which event such shares will be either authorized but unissued shares or shares held in the treasury, or on the open market, subject to prior approval by the Company's Board of Directors, or by a combination of the foregoing, at the option of the Company, after a review of current market conditions and the Company's current and projected capital needs. The Company will determine the source of the Common Stock to be purchased under the Plan at least three business days prior to the relevant Record Date and will notify the Plan Administrator of the same. Neither the Company nor the Plan Administrator shall be required to provide any written notice to Participants as to the source of the Common Stock to be purchased under the Plan, but current information regarding the source of the Common Stock may be obtained by contacting the Company's Investor Relations department at (818) 304-7523.

17.      How does the optional cash payment feature of the Plan work?

         All Record Holders who have timely submitted signed Authorization Forms indicating their intention to participate in this feature of the Plan, and all Beneficial Owners whose brokers, banks or other nominees have timely submitted signed Authorization Forms indicating their intention to participate in this feature of the Plan (except for Beneficial Owners whose brokers, banks or other nominees hold the shares of the Beneficial Owners in the name of a major securities depository), are eligible to make optional cash payments during any month, whether or not a dividend is declared. If a broker, bank or other nominee holds shares of a Beneficial Owner in the name of a major securities depository, optional cash payments must be made through the use of the B&N Form. See Question 8. Optional cash payments must be accompanied by an Authorization Form and, if applicable, a B&N Form. Each month the Plan Administrator will apply any optional cash payment received from a Participant no later than one business day prior to the commencement of that month's Pricing Period (as defined in Question 13) to the purchase of additional shares of Common Stock for the account of the Participant on the following Investment Date (as defined in Question 19) or, in the case of open market purchases, as soon thereafter as determined by the Plan Administrator.

         Refer to Question 18 for a discussion of limitations applicable to the purchase of shares made with optional cash payments.

         Optional cash payments may not be withdrawn except as provided in the Plan. See Question 21.

         Participants in the Plan are not obligated to participate in the optional cash payment feature of the Plan at any time. Optional cash payments need not be made each month and need not be in the same amount from month to month.

18.      What limitations apply to optional cash payments?

         Each optional cash payment is subject to a minimum per month purchase limit of $100 and, unless such limit has been waived by the Company, a maximum per month purchase limit of $3,000. For purposes of these limitations, all Plan accounts under the common control or management of a Participant will be aggregated. Generally, optional cash payments of less than $100 and that portion of any optional cash payment which exceeds the maximum monthly purchase limit of $3,000, unless such limit has been waived by the Company, will be returned to Participants without interest at the end of the relevant Pricing Period.

         Participants may make optional cash payments of not less than $100 up to $3,000 each month without the prior approval of the Company. Optional cash payments in excess of $3,000 may be made by a Participant only upon acceptance by the Company of a completed Request for Waiver form from such Participant. There is no pre-established maximum limit applicable to optional cash payments that may be made pursuant to accepted Requests for Waiver. A Request for Waiver form must be received and accepted by the Company each month no later than the Record Date (as defined in Question 19) for the applicable Investment Date. Request for Waiver forms will be furnished at any time upon request to the Company's Investor Relations department at (818) 304-7523 or to the Plan Administrator at the address or telephone number specified in Question 39. Participants interested in obtaining further information about a Request for Waiver should contact the Company's Investor Relations department at (818) 304-7523.

         The Company expects to grant Requests for Waiver to financial intermediaries, including brokers and dealers, and other Participants in the future. Grants of Requests for Waiver will be made in the sole and absolute discretion of the Company based on a variety of factors which may include: the Company's current and projected capital needs, the alternatives available to the Company to meet those needs, prevailing market prices for the Common Stock and other Company securities, general economic and market conditions, expected aberrations in the price or trading volume of the Common Stock, the potential disruption of the price of the Common Stock by a financial intermediary, the number of shares of Common Stock held by the Participant submitting the Request for Waiver, the past actions of a Participant under the Plan, the aggregate amount of optional cash payments for which such Requests for Waiver have been submitted and the administrative constraints associated with granting such Requests for Waiver. If such requests are submitted for any Investment Date for an aggregate amount in excess of the amount the Company is then willing to accept, the Company may honor such requests in order of receipt, pro rata or by other method which the Company determines to be appropriate.

         Unless it waives its right to do so, the Company may establish for any Pricing Period a minimum price (the "Threshold Price") applicable only to the investment of optional cash payments that exceed $3,000 and that are made pursuant to Requests for Waiver, in order to provide the Company with the ability to set a minimum price at which Common Stock will be sold under the Plan each month pursuant to such requests. A Threshold Price will only be established when shares of Common Stock will be purchased directly from the Company on the applicable Investment Date. The Company will, at least three business days prior to each Record Date (as defined in Question 19), determine whether to establish a Threshold Price and, if a Threshold Price is established, its amount and so notify the Plan Administrator. The determination as to whether to establish a Threshold Price and, if a Threshold Price is established, its amount will be made by the Company at its sole and absolute discretion after a review of current market conditions, the level of participation in the Plan and the Company's current and projected capital needs. Neither the Company nor the Plan Administrator shall be required to provide any written notice to Participants as to whether a Threshold Price has been established for any Pricing Period, but current information regarding the Threshold Price may be obtained by contacting the Company's Investor Relations department at (818) 304-7523.

         The Threshold Price for optional cash payments made pursuant to Requests for Waiver, if established for any Pricing Period, will be a stated dollar amount that the average of the high and low sale prices of the Common Stock on the NYSE for each Trading Day of the relevant Pricing Period must equal or exceed. If the Threshold Price is not satisfied for a Trading Day in the Pricing Period, then that Trading Day and the trading prices for that day will be excluded from that Pricing Period. Thus, for example, if the Threshold Price is not satisfied for three of the ten Trading Days in a Pricing Period, then the average sales price for purchases and the amount of optional cash payments which may be invested will be based upon the remaining seven Trading Days when the Threshold Price is satisfied. For each Trading Day on which the Threshold Price is not satisfied, one-tenth of each optional cash payment made by a Participant pursuant to a Request for Waiver will be returned to such Participant, without interest, as soon as practicable after the applicable Investment Date. In the example above, therefore, three-tenths of each Participant's optional cash payment made pursuant to a Request for Waiver will be returned to such Participant by check, without interest, as soon as practicable after the applicable Investment Date. This return procedure will only apply when shares are purchased directly from the Company for optional cash payments made pursuant to Requests for Waiver and the Company has set a Threshold Price with respect to the relevant Pricing Period.

         Setting a Threshold Price for a Pricing Period shall not affect the setting of a Threshold Price for any subsequent Pricing Period. The Threshold Price concept and return procedure discussed above apply only to optional cash payments made pursuant to Requests for Waiver and apply to the full amount of the optional cash payment, not just the amount in excess of $3,000.

         For any Investment Date, the Company may waive its right to set a Threshold Price for optional cash payments made pursuant to Requests for Waiver. Participants may ascertain whether the Threshold Price applicable to a given Pricing Period has been set or waived, as applicable, by contacting the Company's Investor Relations department at (818) 304-7523.

         For a list of expected dates by which the Threshold Price will be set in 1996 and 1997, see Schedule A.

         As described in Question 13, the Company in its sole discretion may establish a Discount for optional cash payments made pursuant to Requests for Waiver between 0% and 5% of the Market Price which Discount may vary each month, but once established will apply uniformly to the full amount of each of the optional cash payments made pursuant to Requests for Waiver during that month (and not just the amount in excess of $3,000). The Discount will be established in the Company's sole and absolute discretion after a review of current market conditions, the level of participation in the Plan and the Company's current and projected capital needs. Neither the Company nor the Plan Administrator shall be required to provide any written notice to Participants as to any applicable Discount, but current information regarding any Discount applicable to the next Pricing Period may be obtained by contacting the Company's Investor Relations department at
         (818) 304-7523.

         The Threshold Price concept and return procedure discussed above apply only to optional cash payments made pursuant to Requests for Waiver when shares of Common Stock are to be purchased from the Company on the applicable Investment Date.

         For the purpose of the limitations discussed above, the Company may aggregate all reinvested dividends and optional cash payments for Participants with more than one account using the same Social Security or Taxpayer Identification Number. For Participants unable to supply a Social Security or Taxpayer Identification Number, their participation may be limited by the Company to only one Plan account.

         Also for the purpose of such limitations, all Plan accounts which the Company believes to be under common control or management or to have common ultimate beneficial ownership may be aggregated. Unless the Company has determined that reinvestment of dividends and investment of optional cash payments for each such account would be consistent with the purpose of the Plan, the Company will have the right to aggregate all such accounts and to return, without interest, within 30 days of receipt, any amounts in excess of the investment limitations applicable to a single account received in respect of all such accounts.

19. What are the Record Dates and Investment Dates for optional cash payments?

         Optional cash payments will be invested every month on the related Investment Date or, in the case of open market purchases, as soon thereafter as determined by the Plan Administrator. For optional cash payments made in a monthly period when there is a dividend record date, the "Record Date" and "Investment Date" are the same as those for dividend reinvestment. For optional cash payments made in a monthly period when there is not a dividend record date, the "Record Date" is two business days prior to the commencement of the related Pricing Period and the "Investment Date" is the last day of each month (unless such date is not a business day in which case it is the first business day immediately thereafter).

         Optional cash payments received by the Plan Administrator at least one business day prior to the commencement of a Pricing Period will be applied to the purchase of shares of Common Stock on the Investment Date or, in the case of open market purchases, as soon thereafter as determined by the Plan Administrator. No interest will be paid by the Company or the Plan Administrator on optional cash payments held pending investment. Generally, optional cash payments received on or after the commencement of a Pricing Period will be returned to Participants without interest at the end of the Pricing Period; such optional cash payments may be resubmitted by a Participant prior to the commencement of the next or a later Pricing Period.

         For a schedule of expected Record Dates and Investment Dates in 1996 and 1997, see Schedule A.

20.      When must optional cash payments be received by the Plan Administrator?

         Each month the Plan Administrator will apply any optional cash payment for which good funds are timely received to the purchase of shares of Common Stock for the account of the Participant on the next Investment Date. See Question 19. In order for funds to be invested on the next Investment Date, the Plan Administrator must have received good funds at least one business day immediately preceding the first Trading Day of the ensuing Pricing Period. Wire transfers may be used only if approved verbally in advance by the Plan Administrator. Checks and money orders are accepted subject to timely collection as good funds and verification of compliance with the terms of the Plan. Checks or money orders should be made payable to The Bank of New York - CCR DRIP. Any checks not drawn on a United States bank or not payable in United States dollars will be returned to Participant, as will any third party checks. Checks returned for any reason will not be resubmitted for collection.

         NO INTEREST WILL BE PAID BY THE COMPANY OR THE PLAN ADMINISTRATOR ON OPTIONAL CASH PAYMENTS HELD PENDING INVESTMENT. SINCE NO INTEREST IS PAID ON CASH HELD BY THE PLAN ADMINISTRATOR, IT NORMALLY WILL BE IN THE BEST INTEREST OF A PARTICIPANT TO DEFER OPTIONAL CASH PAYMENTS UNTIL SHORTLY BEFORE COMMENCEMENT OF THE PRICING PERIOD.

         In order for payments to be invested on the Investment Date, in addition to the receipt of good funds at least one business day prior to the commencement of a Pricing Period, the Plan Administrator must be in receipt of an Authorization Form (and, if applicable, a B&N Form) as of the same date. See Questions 6 and 8.

21.      May optional cash payments be returned?

         Upon written request to the Plan Administrator received at least five business days prior to the Record Date for the Investment Date with respect to which optional cash payments have been delivered to the Plan Administrator, such optional cash payments will be returned to the Participant as soon as practicable. Requests received less than five business days prior to such date will not be returned but instead will be invested on the next related Investment Date. Additionally, a portion of each optional cash payment will be returned by check, without interest, as soon as practicable after the Investment Date for each Trading Day of the Pricing Period that does not meet the Threshold Price, if any, applicable to optional cash payments made pursuant to Requests for Waiver. See Question 18. Also, each optional cash payment, to the extent that it does not either conform to the limitations described in Question 19 or clear within the time limit described in Question 20, will be subject to return to the Participant as soon as practicable.

22. Are there any expenses to Participants in connection with their participation under the Plan?

         Participants will incur no brokerage commissions or service charges in connection with purchases made under the Plan. The Company will pay all other costs of administration of the Plan. However, Participants who request that the Plan Administrator sell all or any portion of their shares (see Question 27) must pay a nominal fee per transaction to the Plan Administrator, any related brokerage commissions and applicable stock transfer taxes. The Plan Administrator may effect open market purchases and sales of shares for the Plan through BNY Brokerage Inc, an affiliated broker-dealer, in which case BNY Brokerage Inc. will receive a commission for effecting such transactions.


Reports to Participant

23.      What kind of reports will be sent to Participants in the Plan?

         Each Participant in the Plan will receive a statement of his or her account following each purchase of additional shares of Common Stock. These statements, which provide a record of account activity and indicate the cost of such Participant's purchases under the Plan, should be retained for income tax purposes. In addition, Participants will receive copies of other communications sent to holders of the Common Stock, including the Company's annual report to its shareholders, the notice of annual meeting and proxy statement in connection with its annual meeting of shareholders and Internal Revenue Service information for reporting dividends paid.


Dividends on Fractions

24.      Will Participants be credited with dividends on fractions of shares?

         Yes.


Certificates for Common Shares

25.      Will certificates be issued for shares purchased?

         No. Common Stock purchased for Participants will be held in the name of the Plan Administrator or its nominee. No certificates will be issued to Participants for shares in the Plan unless a Participant submits a written request to the Plan Administrator or until participation in the Plan is terminated. At any time, a Participant may request the Plan Administrator to send a certificate for some or all of the whole shares credited to a Participant's account. This request should be mailed to the Plan Administrator at the address set forth in the answer to Question 39. Any remaining whole shares and any fractions of shares will remain credited to the Plan account. Certificates for fractional shares will not be issued under any circumstances.

26.      In whose name will certificates be registered when issued?

         Each Plan account is maintained in the name in which the related Participant's certificates were registered at the time of enrollment in the Plan. Stock certificates for whole shares purchased under the Plan will be similarly registered when issued upon a Participant's request. If a Participant is a Beneficial Owner, such request should be placed through such Participant's banker, broker or other nominee. See Question 6. A Participant who wishes to pledge shares credited to such Participant's Plan account must first withdraw such shares from the account.


SALES OF SHARES, Withdrawals AND TERMINATION

27.      When and how may a Participant request that shares be sold?

         A Participant may request that any whole number of Plan Shares be sold by completing the information on the written statement received by the Participant from the Plan Administrator or by providing detailed written notice to the Plan Administrator at the address given in Question 39. The sale of Plan Shares on behalf of Participants will happen as soon as practicable after receipt of a request for sale by the Plan Administrator and will be made in the open market at the prevailing price on the date of sale. If a request is made by a Participant to sell his or her shares, no Participant shall have the authority to direct the date or sales price at which Plan Shares may be sold. The Participant will receive the proceeds of the sale, less related brokerage commissions, a nominal fee per transaction paid to the Plan Administrator and any applicable stock transfer taxes. The Company will have no control over sales of shares for Participants. If the request for sale is received by the Plan Administrator on or after the Record Date for purchases made through the reinvestment of dividends, the Plan Administrator will reinvest such dividend in Common Stock on behalf of the Participant. A request to sell all shares held in a Participant's account will be treated as a withdrawal from the Plan. See Question 29 for information concerning the effects of termination of participation in the Plan, the sale of all Plan Shares and the withdrawal of Plan Shares.

28.      When may Participants withdraw from the Plan?

         Participants may withdraw from the Plan with respect to all or a portion of the shares held in his or her account in the Plan at any time. If the request to withdraw is received prior to a dividend record date set by the Board of Directors for determining shareholders of record entitled to receive a dividend, the request will be processed on the day following receipt of the request by the Plan Administrator.

         If the request to withdraw is received by the Plan Administrator on or after a dividend record date, but before payment date, the Plan Administrator, in its sole discretion, may either pay such dividend in cash or reinvest it in shares for the Participant's account. The request for withdrawal will then be processed as promptly as possible following such dividend payment date. All dividends subsequent to such dividend payment date will be paid in cash unless a shareholder re-enrolls in the Plan, which may be done at any time.

         Any optional cash payments which have been sent to the Plan Administrator prior to a request for withdrawal will also be invested on the next Investment Date unless a Participant expressly requests return of that payment in the request for withdrawal, and the request for withdrawal is received by the Plan Administrator at least five business days prior to the Record Date for the Investment Date with respect to which optional cash payments have been delivered to the Plan Administrator.

29.      How does a Participant withdraw from the Plan?

         A Participant who wishes to withdraw from the Plan with respect to all or a portion of the shares held in his or her account in the Plan must notify the Plan Administrator in writing at its address set forth in the answer to Question 39. Upon a Participant's withdrawal from the Plan or termination of the Plan by the Company, certificates for the appropriate number of whole shares credited to his or her account under the Plan will be issued. A cash payment will be made for any fraction of a share.

         Upon withdrawal from the Plan, a Participant may also request in writing that the Plan Administrator sell all or part of the shares credited to his or her account in the Plan. The Plan Administrator will sell the shares as requested within ten business days after processing the request for withdrawal. The Participant will receive the proceeds of the sale, less a nominal fee per transaction paid to the Plan Administrator, related brokerage fees or commissions and any applicable stock transfer taxes, generally within five business days of the sale. See Question 27 above.

30.      Are there any automatic termination provisions?

         Participation in the Plan will be terminated if the Plan Administrator receives written notice of the death or adjudicated incompetency of a Participant, together with satisfactory supporting documentation of the appointment of a legal representative, at least five business days before the next Record Date for purchases made through the reinvestment of dividends or optional cash payments, as applicable. If written notice of death or adjudicated incompetency and such supporting documentation is received by the Plan Administrator less than five business days before the next Record Date for purchases made through the reinvestment of dividends or optional cash payments, as applicable, shares will be purchased for the Participant with the related cash dividend or optional cash payment and participation in the Plan will not terminate until after such dividend or payment has been reinvested. Thereafter, no additional purchase of shares will be made for the Participant's account and the Participant's shares and any cash dividends paid thereon will be forwarded to such Participant's legal representative.


Other Information

31. What happens if a Participant sells or transfers all of the shares registered in the Participant's name?

         If a Participant disposes of all shares registered in his or her name and is not shown as a Record Owner on a dividend record date, the Participant may be terminated from the Plan as of such date and such termination treated as though a withdrawal notice had been received prior to the dividend record date.

32. What happens if the Company declares a dividend payable in shares or declares a stock split or has a rights offering?

         Any dividend payable in shares and any additional shares distributed by the Company in connection with a stock split in respect of shares credited to a Participant's Plan account will be added to that account. Stock dividends or split shares which are attributable to shares registered in a Participant's own name and not in his or her Plan account will be mailed directly to the Participant as in the case of shareholders not participating in the Plan. If the Participant has elected Partial Dividend Reinvestment, dividends will continue to be reinvested for the same number of shares previously designated by the Participant following any stock dividend or stock split.

         Participation in any rights offering will be based upon both shares of Common Stock registered in a Participant's name and any whole Plan Shares credited to such Participant's Plan account. The Plan Administrator may curtail or suspend transaction processing for a short period of time following the record date for a stock dividend, stock split or rights offering to permit the Plan Administrator to calculate the number of shares or the rights to be allocated to each account.

33. How will shares held by the Plan Administrator be voted at meetings of shareholders?

         If the Participant is a Record Owner, the Participant will receive a proxy card covering both directly held shares and shares held in the Plan. If the Participant is a Beneficial Owner, the Participant will receive a proxy covering shares held in the Plan through his or her broker, bank or other nominee.

         If a proxy is returned properly signed and marked for voting, all the shares covered by the proxy will be voted as marked. If a proxy is returned properly signed but no voting instructions are given, all of the Participant's shares will be voted in accordance with recommendations of the Board of Directors of the Company, unless applicable laws require otherwise. If the proxy is not returned, or if it is returned unexecuted or improperly executed, shares registered in a Participant's name may be voted only by the Participant in person.

34. What are the responsibilities of the Company and the Plan Administrator under the Plan?

         The Company and the Plan Administrator will not be liable in administering the Plan for any act done in good faith or required by applicable law or for any good faith omission to act including, without limitation, any claim of liability arising out of failure to terminate a Participant's account upon his or her death, with respect to the prices at which shares are purchased or sold and/or the times when such purchases or sales are made or with respect to any fluctuation in the market value before or after purchase or sale of shares. Notwithstanding the foregoing, nothing contained in the Plan limits the Company's liability with respect to alleged violations of federal securities laws.

         The Company and the Plan Administrator shall be entitled to rely on completed forms as proof of due authority to participate in the Plan, without further responsibility of investigation or inquiry.

         Each Participant should recognize that neither the Company nor the Plan Administrator can assure a profit or protect against a loss on shares purchased under the Plan. The establishment and maintenance of the Plan by the Company does not constitute an assurance with respect to either the value of Common Stock or whether the Company will continue to pay dividends on Common Stock or at what rate.

35.      May the Plan be changed or discontinued?

         Yes. The Company may suspend, terminate, or amend the Plan at any time. Notice will be sent to Participants of any suspension or termination, or of any amendment that alters the Plan terms and conditions, as soon as practicable after such action by the Company.

         If the Company terminates or amends the Plan for the purpose of establishing a new dividend reinvestment plan applicable to the Common Stock, Participants will be enrolled automatically in the new plan, the Company will continue to apply cash dividends and/or optional cash payments in accordance with Participants' Authorization Forms and shares credited to Participants' Plan accounts will be credited automatically to the new plan, unless notice is received to the contrary.

         The Company reserves the right to terminate any shareholder's participation in the Plan at any time for any reason. The Company also reserves the right to establish additional requirements with respect to participation in the Plan by brokers, banks and others acting in a representative capacity on behalf of Beneficial Owners.

         The Company may substitute another administrator or agent in place of the Plan Administrator at any time; Participants will be promptly informed of any such substitution.

         Any questions of interpretation arising under the Plan will be determined by the Company and any such determination will be final.

36. What are the federal income tax consequences of participation in the Plan?

         The following general summary is based upon an interpretation of current federal income tax law, which is subject to change. Participants should consult their own tax advisers to determine their federal income tax and state income tax (as well as non-income tax, such as stock transfer tax) consequences of participation in the Plan, which may depend upon their particular circumstances and may vary from state to state. Income tax consequences to Participants residing outside the United States will vary from jurisdiction to jurisdiction.

         Participants in the Plan will be treated for federal income tax purposes as having received, on the dividend payment date, a distribution in an amount equal to the fair market value on that date of the shares acquired with reinvested dividends. Such shares will have a tax basis equal to the same amount. For federal income tax purposes, the fair market value of shares acquired with reinvested dividends under the Plan will be equal to 100% of the average of the high and low sale prices of shares on the related Investment Date. It should be noted that the fair market value on the dividend payment date is likely to differ from the Market Price for the Pricing Period immediately preceding the related dividend payment date (which is used to determine the number of shares acquired).

         Such distribution will be taxable as a dividend to the extent of the Company's current or accumulated earnings and profits. To the extent the distribution is in excess of the Company's current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in a Participant's shares, and any portion of the distribution in excess of a Participant's tax basis will be taxable as gain realized from the sale of its shares.


         In the case of a corporate shareholder, dividends so received may be eligible for the dividends-received deduction.

         Example 1:

         The following example may be helpful to illustrate the federal income tax consequences of the reinvestment of dividends. A 3% Discount from the Market Price is assumed for illustrative purposes only. The actual Discount will vary from 0% to 5%.

         Cash dividends reinvested........................              $100.00
         Fair market value*...............................               $25.00
         Market Price*....................................               $24.00
         Less 3% discount per share.......................               $(0.72)
                                     -------
         Net purchase price per share.....................               $23.28
         Number of shares purchased ($100.00/$23.28)......               4.2955
         Total taxable dividend resulting from transaction
         ($25.00 x 4.2955)................................              $107.39
         ---------------
         * These prices are assumed for illustrative purposes only, and will vary with the trading prices of Common Stock.

         Participants will be treated as having received a distribution, upon the purchase of shares with an optional cash payment, in an amount equal to the excess, if any, of the fair market value of the shares on the Investment Date over the amount of the optional cash payment. The taxation of such a distribution may not be entirely clear. Participants should be aware that the Company will treat the entire amount of the distribution, for tax reporting purposes, as a distribution taxable as a dividend. Participants are encouraged to consult their own tax advisers in this regard.

         Shares acquired under the optional cash payment feature of the Plan will have a tax basis equal to the amount of the payment plus the excess, if any, of the fair market value, on the date acquired, of the shares purchased over the amount of the payment. The fair market value on an acquisition date is likely to differ from the Market Price for the Pricing Period immediately preceding the related Investment Date (which is used to determine the number of shares acquired).

         Example 2:

         The following example may be helpful to illustrate the federal income tax consequences of the optional cash payment feature. A 3% discount from the Market Price is assumed for illustrative purposes only. The actual Discount will vary from 0% to 5%.

         Optional cash payment............................              $100.00
         Fair market value*...............................               $25.00
         Market Price*....................................               $24.00
         Less 3% discount per share.......................               $(0.72)
                                     -------
         Net purchase price per share.....................               $23.28
         Number of shares purchased ($100.00/$23.28)......               4.2955
         Total taxable dividend resulting from transaction
         ([4.2955 x $25.00] - $100.00)....................             $   7.39
         ---------------
         * These prices are assumed for illustrative purposes only, and will vary with the trading prices of Common Stock.

         A Participant's holding period for shares acquired pursuant to the Plan will begin on the day following the Investment Date.

         A Participant will not realize any taxable income upon receipt of certificates for whole shares credited to the Participant's account, either upon the Participant's request for certain of those shares or upon termination of participation in the Plan. A Participant will realize gain or loss upon the sale or exchange of shares acquired under the Plan. A Participant will also realize gain or loss upon receipt, following termination of participation in the Plan, of a cash payment for any fractional share credited to the Participant's account. The amount of any such gain or loss will be the difference between the amount that the Participant received for the shares or fractional share and the tax basis thereof.

         The foregoing discussion is based on the assumption that shares acquired pursuant to the Plan will be newly issued or treasury shares purchased directly from the Company. If the shares are purchased in the open market, the tax consequences will be generally the same. However, the payment of brokerage commissions by the Company in connection with the purchase of shares in the open market will be treated as additional dividend income to the Participant and, in such event, will increase the tax basis of such shares.

37. How are income tax withholding provisions applied to shareholders who participate in the Plan?

         If a Participant fails to provide certain federal income tax certifications in the manner required by law, dividends on shares of Common Stock, proceeds from the sale of fractional shares and proceeds from the sale of shares held for a Participant's account will generally be subject to federal income tax backup withholding at the rate of 31%. If backup withholding is required for any reason, the appropriate amount of tax will be withheld. Certain shareholders (including most corporations) are, however, exempt from the above backup withholding requirements. Any amounts withheld from a payment to or on behalf of a Participant under the backup withholding rules will be allowed as a refund or credit against such Participant's federal income tax provided that the required information is furnished to the Internal Revenue Service.

         If a Participant is a foreign shareholder whose dividends are subject to federal income tax withholding at 30% (or a lower treaty rate), the appropriate amount of cash will be withheld and the balance invested in shares which will be credited to such Participant's account.

38.      Who bears the risk of market fluctuations in the Common Stock?

         A Participant's investment in shares held in the Plan account is no different from his or her investment in directly held shares. The Participant bears the risk of any loss and enjoys the benefits of any gain from market price changes with respect to such shares.

39.      Who should be contacted with questions about the Plan?

         All correspondence regarding the Plan should be directed to:

         The Bank of New York
         Investor Relations Department
         P.O. Box 11258
         Church Street Station
         New York, New York  10286-1258
         Telephone (800) 524-4458

         Please mention Countrywide Credit Industries, Inc. and this Plan in all correspondence.

40.      How is the Plan interpreted?

         Any question of interpretation arising under the Plan will be determined by the Company and any such determination will be final. The Company may adopt rules and regulations to facilitate the administration of the Plan. The terms and conditions of the Plan and its operation, all related forms and Participants' accounts will be governed by the laws of the State of California.

41.      What are some of the Participant responsibilities under the Plan?

         Plan Shares are subject to escheat to the state in which the Participant resides if such shares are deemed, under such state's laws, to have been abandoned by the Participant. Participants, therefore, should notify the Plan Administrator promptly in writing of any change of address. Account statements and other communications to Participants will be addressed to them at the last address of record provided by Participants to the Plan Administrator.

         Participants will have no right to draw checks or drafts against their Plan accounts or to instruct the Plan Administrator with respect to any shares of Common Stock or cash held by the Plan Administrator except as expressly provided herein.

                                    DIVIDENDS

The Company has paid cash dividends on its Common Stock quarterly since 1979, except that no cash dividend was paid in the fiscal quarter ended February 28, 1982. In part to accommodate the provisions of this Plan, the Company anticipates that dividends, if and to the extent declared in the future, will be payable on or about the last day of January, April, July and October.

                                 USE OF PROCEEDS

The Company does not know the number of shares of Common Stock that will be ultimately purchased pursuant to the Plan, the extent to which shares will be purchased directly from the Company rather than the open market or the prices at which such shares will be purchased. The Company will use the net proceeds from purchases of Common Stock directly from the Company under the Plan for general corporate purposes.

                              PLAN OF DISTRIBUTION

Except to the extent the Plan Administrator purchases Common Stock in open market transactions, the Common Stock acquired under the Plan will be sold directly by the Company through the Plan. The Company may sell Common Stock to owners of shares (including brokers or dealers) who, in connection with any resales of such shares, may be deemed to be underwriters within the meaning of the Securities Act. Such shares, including shares acquired pursuant to waivers granted with respect to the optional cash payment feature of the Plan, may be resold in market transactions (including coverage of short positions) on any national securities exchange on which shares of Common Stock trade or in privately negotiated transactions. The Common Stock is currently listed on the NYSE and the Pacific Stock Exchange. It is expected that a portion of the shares of Common Stock available for issuance under the Plan will be issued pursuant to such waivers. The difference between the price such persons pay to the Company for shares of Common Stock acquired under the Plan, after deduction of any applicable Discount from the Market Price, and the price at which such shares are resold, may be deemed to constitute underwriting commissions received by such owners in connection with such transactions.

The Company will not extend to any person any rights or privileges other than those to which it would be entitled as a Participant, nor will the Company enter into any agreement with any person regarding such person's purchase of such shares or any resale or distribution thereof. As discussed above, the Company may, however, approve Requests for Waivers relating to optional cash payments by persons in excess of the allowable maximum limitation. If such Requests for Waivers are submitted for any Investment Date for an aggregate amount in excess of the amount the Company is then willing to accept, the Company may honor such requests in order of receipt, pro rata or by any other method which the Company determines to be appropriate.

Subject to the availability of shares of Common Stock registered for issuance under the Plan, there is no total maximum number of shares that can be issued pursuant to the reinvestment of dividends. From time to time, financial intermediaries may engage in positioning transactions depending on the discount level from the Market Price of Common Stock acquired through the reinvestment of dividends under the Plan.

The Company will pay any and all brokerage commissions and related expenses incurred in connection with purchases of Common Stock under the Plan. Upon withdrawal by a Participant from the Plan by the sale of Common Stock held under the Plan, the Participant will receive the proceeds of such sale less a nominal fee per transaction paid to the Plan Administrator (if such resale is made by the Plan Administrator at the request of a Participant), related brokerage commissions and any applicable transfer taxes.

Common Stock may not be available under the Plan in all states. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any Common Stock or other securities in any state or any other jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

                                  LEGAL MATTERS

     The validity of the securities offered hereby has been passed upon by Sandor E. Samuels, General Counsel of the Company. Mr. Samuels, in his capacity as General Counsel and Secretary of the Company, is paid a salary by the Company and participates in various employee benefit plans offered to executive officers of the Company generally. Mr. Samuels is also an officer of certain subsidiaries of the Company.
                                     EXPERTS

The consolidated financial statements of the Company and its subsidiaries incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended February 29, 1996 have been audited by Grant Thornton LLP, independent certified public accountants, to the extent indicated in their report thereon, and have been so incorporated in reliance upon the authority of said firm as experts in accounting and auditing.

                                    GLOSSARY

"Beneficial Owners" means shareholders who beneficially own shares of Common Stock that are registered in a name other than their own (for example, in the name of a broker, bank or other nominee).

"B&N Form" means a Broker and Nominee form.

"business day" means any day other than Saturday, Sunday or legal holiday on which the NYSE is closed or a day on which the Plan Administrator is authorized or obligated by law to close.

"Commission" means the Securities and Exchange Commission.

"Common Stock" means the Common Stock, $.05 par value, of the Company.

"Company" means Countrywide Credit Industries, Inc.

"Discount" means the discount from the Market Price established by the Company for (a) reinvested dividends, (b) optional cash payments in the $100 to $3,000 range and (c) optional cash payments made pursuant to Requests for Waiver. Such Discount will vary between 0% and 5% of the Market Price, may vary each month and may vary among categories (a), (b), and (c), above.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Investment Date" means, with respect to Common Stock acquired directly from the Company, the last calendar day of each month in which dividends are not paid or the dividend payment date declared by the Board of Directors for each month in which dividends are paid (unless in either case such date is not a business day in which case it is the first business day immediately thereafter).

"Market Price" means, with respect to Common Stock acquired directly from the Company, the average of the daily high and low sales prices, computed to four decimal places, of the Common Stock as reported on the NYSE during the related
Pricing Period. With respect to Common Stock purchased in the open market, "Market Price" shall mean the weighted average of the actual prices paid, computed to four decimal places, for all of the Common Stock purchased by the Plan Administrator as soon after the related Investment Date as the Plan Administrator determines.

"NYSE" means the New York Stock Exchange.

"Participant" means an eligible holder of Common Stock who participates in the Plan.

"Participating Shares" means shares of Common Stock owned by a Participant on the applicable Record Date as to which such Participant has directed the Company to pay the related cash dividends to the Plan Administrator.

"Plan" means the Countrywide Credit Industries, Inc. Dividend Reinvestment and
 Stock Purchase Plan.

"Plan Administrator" means a plan administrator that administers the Plan, keeps records, sends statements of account to each Participant and performs other duties related to the Plan. The Bank of New York currently serves as Plan Administrator of the Plan.

"Plan Shares" means all whole and fractional shares of Common Stock credited to a Participant's Plan account.

"Pricing Period" means the period encompassing the ten Trading Days preceding the relevant Investment Date.

"Record Date" means, with respect to reinvestments of dividends, the record date declared by the Board of Directors for such dividend; and with respect to optional cash payments, two business days prior to the commencement of the related Pricing Period, except in months having a dividend Record Date, in which case the record date is the same as the dividend Record Date.

"Record Owners" means shareholders who own shares of Common Stock in their own names.

"Requests for Waiver" means a written request from a Participant to make optional cash payments in excess of $3,000.

"Securities Act" means the Securities Act of 1933, as amended.

"Threshold Price" means the minimum price, if any, established by the Company that the average high and low prices of the Common Stock must equal or exceed during each Trading Day of the Pricing Period for optional cash payments made pursuant to Requests for Waiver.

"Trading Day" means a day on which trades in the Common Stock are reported on the NYSE.



                                                                          SCHEDULE A


============ ====================== ===================== ====================== ======================= ======================
                      (C)                   (D)                    (E)                    (F)                     (G)
              Threshold Price and                             Optional Cash          Pricing Period
               Discount Set Date           Record              Payment Due              Commence              Investment
   Cycle                                    Date                  Date                    Date                   Date
============ ====================== ===================== ====================== ======================= ======================
     B       August 12, 1996        August 15, 1996       August 16, 1996        August 19, 1996         September  3, 1996
- ------------ ---------------------- --------------------- ---------------------- ----------------------- ----------------------
- ------------ ---------------------- --------------------- ---------------------- ----------------------- ----------------------
     B       September 9, 1996      September 12, 1996    September 13, 1996     September 16, 1996      September 30, 1996
- ------------ ---------------------- --------------------- ---------------------- ----------------------- ----------------------
- ------------ ---------------------- --------------------- ---------------------- ----------------------- ----------------------
     A       October 10, 1996       October 15, 1996      October 16, 1996       October 17, 1996        October 31, 1996
- ------------ ---------------------- --------------------- ---------------------- ----------------------- ----------------------
- ------------ ---------------------- --------------------- ---------------------- ----------------------- ----------------------
     B       November 8, 1996       November 13, 1996     November 14, 1996      November 15, 1996       December 2, 1996
- ------------ ---------------------- --------------------- ---------------------- ----------------------- ----------------------
- ------------ ---------------------- --------------------- ---------------------- ----------------------- ----------------------
     B       December 9, 1996       December 12, 1996     December 13, 1996      December 16, 1996       December 31, 1996
- ------------ ---------------------- --------------------- ---------------------- ----------------------- ----------------------
- ------------ ---------------------- --------------------- ---------------------- ----------------------- ----------------------
     A       January 10, 1997       January 15, 1997      January 16, 1997       January 17, 1997        January 31, 1997
- ------------ ---------------------- --------------------- ---------------------- ----------------------- ----------------------
- ------------ ---------------------- --------------------- ---------------------- ----------------------- ----------------------
     B       February 6, 1997       February 11, 1997     February 12, 1997      February 13, 1997       February 28, 1997
- ------------ ---------------------- --------------------- ---------------------- ----------------------- ----------------------
- ------------ ---------------------- --------------------- ---------------------- ----------------------- ----------------------
     B       March 7, 1997          March 12, 1997        March 13, 1997         March 14, 1997          March 31, 1997
- ------------ ---------------------- --------------------- ---------------------- ----------------------- ----------------------
- ------------ ---------------------- --------------------- ---------------------- ----------------------- ----------------------
     A       April 9, 1997          April 14, 1997        April 15, 1997         April 16, 1997          April 30, 1997
- ------------ ---------------------- --------------------- ---------------------- ----------------------- ----------------------
- ------------ ---------------------- --------------------- ---------------------- ----------------------- ----------------------
     B       May 9, 1997            May 14, 1997          May 15, 1997           May 16, 1997            June 2, 1997
- ------------ ---------------------- --------------------- ---------------------- ----------------------- ----------------------
- ------------ ---------------------- --------------------- ---------------------- ----------------------- ----------------------
     B       June 9, 1997           June 12, 1997         June 13, 1997          June 16, 1997           June 30, 1997
- ------------ ---------------------- --------------------- ---------------------- ----------------------- ----------------------
- ------------ ---------------------- --------------------- ---------------------- ----------------------- ----------------------
     A       July 10, 1997          July 15, 1997         July 16, 1997          July 17, 1997           July 31, 1997
- ------------ ---------------------- --------------------- ---------------------- ----------------------- ----------------------
- ------------ ---------------------- --------------------- ---------------------- ----------------------- ----------------------
     B       August 11, 1997        August 14, 1997       August 15, 1997        August 18, 1997         September 2, 1997
- ------------ ---------------------- --------------------- ---------------------- ----------------------- ----------------------
- ------------ ---------------------- --------------------- ---------------------- ----------------------- ----------------------
     B       September 9, 1997      September 12, 1997    September 15, 1997     September 16, 1997      September 30, 1997
- ------------ ---------------------- --------------------- ---------------------- ----------------------- ----------------------
- ------------ ---------------------- --------------------- ---------------------- ----------------------- ----------------------
     A       October 10, 1997       October 15, 1997      October 16, 1997       October 17, 1997        October 31, 1997
- ------------ ---------------------- --------------------- ---------------------- ----------------------- ----------------------
- ------------ ---------------------- --------------------- ---------------------- ----------------------- ----------------------
     B       November 7, 1997       November 12, 1997     November 13, 1997      November 14, 1997       December 1, 1997
- ------------ ---------------------- --------------------- ---------------------- ----------------------- ----------------------
- ------------ ---------------------- --------------------- ---------------------- ----------------------- ----------------------
     B       December 9, 1997       December 12, 1997     December 15, 1997      December 16, 1997       December 31, 1997
- ------------ ---------------------- --------------------- ---------------------- ----------------------- ----------------------

Summary Date Information

A.       Investment of optional cash payments and dividends.

          B.......Investment of optional cash payments only.

          C. The Discount and the Threshold Price, if any, are set three business days prior to the applicable Record Date.

D. The Record Date for dividend months (those indicated by the letter "A" in the cycle column) is estimated. The actual Record Date is set by the Board of Directors of the Company. The Record Date for non-dividend months (those indicated by the letter "B" in the cycle column) will be two business days immediately preceding the first day of the pricing period.

E. The due date for optional cash payments is one business day prior to the commencement of the relevant Pricing Period.

F.       The Pricing Period is ten Trading Days preceding the relevant
         Investment Date.


           G.The Investment Date is, with respect to Common Stock acquired directly from the Company, the last calendar day of each month in which dividends are not paid or the dividend payment date declared by the Board of Directors for each month in which dividends are paid (unless in either case such date is not a business day in which case it is the first business day immediately thereafter).




                           U.S. EQUITY MARKETS CLOSED

                                            1996              1997
                                            ----              ----

=============================================================================
New Years Day                               1/1               1/1
=============================================================================
=============================================================================
Presidents Day                              2/19              2/17
=============================================================================
Good Friday                                 4/5               3/28
Memorial Day                                5/27              5/26
Independence Day                            7/4               7/4
Labor Day                                   9/2               9/1
Thanksgiving                                11/28             11/27
=============================================================================
Christmas Day                               12/25             12/25
=============================================================================


                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.          Other Expenses of Issuance and Distribution:

                  SEC registration fee.....................         $78,784.48
                  Stock Exchange listing fees..............           1,500.00
                  Printing and engraving expenses..........          15,600.00
                  Accounting fees and expenses.............          12,000.00
                  Fees of Plan Administrator...............           5,000.00
                  Legal fees and expenses..................          30,000.00
                  Blue sky fees and expenses...............           5,000.00
                  Miscellaneous............................           2,115.52
                                                                     ---------

                  TOTAL....................................        $150,000.00
                                                                    ----------

                  *Except for the SEC registration fee and the Stock Exchange listing fees, all the foregoing expenses have been estimated.

Item 15. .........Indemnification of Directors and Officers.

                  Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Delaware General Corporation Law also provides that Delaware corporations may purchase insurance on behalf of any such director, officer, employee or agent.

                  Article SIXTH of the Certificate of Incorporation of the Company provides that the Company may indemnify its directors and officers to the full extent permitted by the laws of the State of Delaware. Article VIII of the Company's Bylaws provides that the Company shall indemnify its directors and officers against any threatened, pending or completed action, suit or proceeding or investigation brought against such directors and officers by reason of the fact that such persons were such directors or officers, provided that such persons acted in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the Company; except that in the case of actions brought by or in the right of the Company to procure a judgment in its favor, no indemnification is permitted in respect to any claim, issue or matter as to which any such director or officer shall have been adjudged to be liable to the Company unless the court in which the action was brought determines that such person is entitled to indemnification. The Company's Bylaws further contemplate that the indemnification provisions permitted thereunder are not exclusive of any other rights to which such directors and officers are otherwise entitled by means of Bylaw provisions, agreements, vote of stockholders or disinterested directors or otherwise. The Company has entered into indemnity agreements with certain of its directors and executive officers, whereby such individuals are indemnified by the Company up to an aggregate limit of $5,000,000 for any claims made against such individual based on any act, omission or breach of duty committed while acting as a director or officer, except, among other things, cases involving dishonesty or improper personal benefit. The Company also maintains an insurance policy pursuant to which its directors and officers are insured against certain liabilities which might arise out of their relationship with the Company as directors and officers.

                  Article SEVENTH of the Certificate of Incorporation provides that a director of the Company shall have no personal liability to the Company or its stockholders for monetary damages for breach of his fiduciary duty of care as a director to the full extent permitted by the Delaware General Corporation Law, as it may be amended from time to time.

Item 16.          Exhibits.

                      4.1 Specimen Certificate of the Company's Common Stock (incorporated by reference to Exhibit 4.2 to the Company Current Report on Form 8-K dated February
                      6, 1987)

                      4.2 Certificate of Amendment of Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 4.1 to the Company's
                      Quarterly Report on Form 10-Q dated August 31, 1987)

                      4.3 Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 4.2 to the Company's Quarterly Report on Form 10-Q dated August 31, 1987)

                      4.4 Bylaws of the Company, as amended and restated (incorporated by reference to the Company's Current Report on Form 8-K dated February 10, 1988)

                      4.5 Rights Agreement, dated as of February 10, 1988, between the Company and Bank of America NT & SA, as Rights Agent (incorporated by reference to Exhibit 4 to the Company's Form 8-A filed on February 12, 1988)

                      4.6 Amendment No. 1 to Rights Agreement, dated as of March 24, 1992, between the Company and Bank of America NT &SA, as Rights Agent (incorporated by reference in
                      Exhibit 1 to the Company's Form 8 filed on March 27, 1992)

                      4.7 Countrywide Credit Industries, Inc. Dividend Reinvestment and Stock Purchase Plan (included in the Prospectus constituting part of this Registration Statement)

                      5     Opinion of Counsel (Sandor E. Samuels, General
                      Counsel of the Company)

                      23.1  Consent of Grant Thornton LLP

                      23.2  Consent of Counsel (included in Exhibit 5)

                      24    Power of Attorney of Certain Officers and Directors
                      (included on page S-3)

Item 17.          Undertakings.

                  (a)      The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that the undertakings set forth in paragraphs (1)(i) and
(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the
Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connecting with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a Court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on June 19, 1996.



                                            COUNTRYWIDE CREDIT INDUSTRIES, INC.



                                          By:      /s/ David S. Loeb
                               President and Chairman of the Board of Directors




                                POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David S. Loeb, Angelo R. Mozilo, Stanford L. Kurland and Sandor E. Samuels his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitutions, for him and in his name, place and stead, in any and all capacities to sign and file (i) any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a Registration Statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                    Title                       Date


     /s/ David S. Loeb        President and Chairman          June 19, 1996
     -----------------
         David S. Loeb        of the Board of Directors
                              (Principal Executive Officer)


     /s/ Angelo R. Mozilo     Executive Vice President        June 19, 1996
     --------------------
         Angelo R. Mozilo     and Vice Chairman of the
                              Board of Directors



     /s/ Carlos M. Garcia     Managing Director, Finance       June 19, 1996
         Carlos M. Garcia     and Chief Financial Officer
                              (Principal Financial and
                              Accounting Officer)



     /s/ Robert J. Donato     Director                         June 19, 1996
     --------------------
         Robert J. Donato



     /s/ Ben M. Enis          Director                         June 19, 1996
         Ben M. Enis



     /s/ Edwin Heller         Director                         June 19, 1996
         Edwin Heller



     /s/ Harley W. Snyder     Director                         June 19, 1996
     --------------------
         Harley W. Snyder